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                                                                       EXHIBIT 5
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                             Second Modification to
                                Amended Plan of
                              Reorganization dated
                                August 28, 1998.












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                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

In re:                                             CASE NO. 98-20169-BKC-RBR
                                                   CHAPTER 11
RBR
2CONNECT EXPRESS, INC.

             Debtor.
                                     /
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         DEBTOR'S SECOND MODIFICATION TO AMENDED PLAN OF REORGANIZATION

                  2CONNECT EXPRESS, INC. (the "Debtor") files its Second Modification to Amended Plan of Reorganization, such Plan having been served on all creditors and interested parties via First Class mail on July 17, 1998 and amended by a First Modification thereto approved by the Court on August 5, 1998 (collectively, the "Plan"). The Modifications contained herein apply only to those Articles and Subsections set forth below. Unless and to the extent amended or modified herein, the Plan shall remain in full force and effect.

The relevant subsections are modified as follows:

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

                  Section 1.2 of the Plan is hereby amended to add the following definition thereto:

                  "Securities Claimant" shall mean any person or entity which has a Claim against the Debtor arising out of or in any way related to the purchase or sale of an Equity Security of the Debtor prior to the Confirmation Date, including, without limitation, any Claims arising under or predicated on the Securities Act of 1933, as amended, the Section 10(b) of the



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Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder or any applicable state securities laws.

                                    ARTICLE V

              TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

                  Article V of the Plan is hereby amended to add the following Class of Claims and the treatment thereof:

                  "5.3(a) CLASS 3A - THE ALLOWED CLAIMS OF THE SECURITIES CLAIMANTS.

                  Each Allowed Class 3A Claim against the Debtor shall be subordinated to those Claims contained in Classes 1, 2 and 3 above and shall receive treatment identical to the treatment provided to the Class 4 Interests pursuant to 11 U.S.C. Section 510(b). As a result, the holders of Allowed Class 3A Claims shall not receive any distribution under the Plan."

                                   ARTICLE VI

               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

                  Section 6.14 of Article VI is hereby deleted and the following is substituted therefor:

                  "6.14 Any funds unclaimed for a period described in paragraph
6.12 of the Plan shall be deposited in the Registry of the Bankruptcy Court as provided therein and the holders of the Claim entitled to such unclaimed funds shall be required to comply with the procedures of the Registry of the Bankruptcy Court in order to obtain such funds."
















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                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.1 of Article X is hereby amended to add the following clause at the end of the first sentence thereof:

                  ", provided however that the Debtor shall not be able to revoke the Plan after the Confirmation Date without prior approval of the Bankruptcy Court."

                  Section 10.1 of Article X is further amended to add the following clause to the end of the second sentence thereof:

                  ", provided however that the Confirmation Order shall only be null and void as provided in further order of the Bankruptcy Court."



                                                Dated:  August      , 1998
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------------------------------
PAUL J. BATTISTA, ESQ.
Florida Bar No. 884162
CAMILLE A. COLELLA, ESQ.
Florida Bar No. 979460
Counsel to the Debtor
Kelley Drye & Warren LLP
2400 Miami Center
201 S. Biscayne Blvd.
Miami, FL 33131
(305) 372-2400




2CONNECT EXPRESS, INC.





By:
   --------------------------------
   Thomas H. Hicks
   President









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